SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 6, 2003

SUNAIR ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Southwest Third Avenue Fort Lauderdale, Florida (Address of Principal Executive Offices)		33315 (Zip Code)

Registrant’s telephone number, including area code: (954) 525-1505

N/A
(Former Name or Former Address; if Changed Since Last Report)

Item 1. Changes in Control of Registrant

On November 6, 2003, Michael D. Herman and The Robert Uricho, Jr. Trust, of which Shirley Uricho is the income beneficiary (the “Trust”), completed the transaction pursuant to which Mr. Herman purchased 1,994,000 shares of common stock of Sunair Electronics, Inc. (the “Company”) from the Trust. The 1,994,000 shares represent 53.15% of the Company’s outstanding shares of common stock. According to the Schedule 13D filed by Mr. Herman with the Securities and Exchange Commission on November 7, 2003, Mr. Herman used $7,736,720 of his personal funds to purchase the 1,994,000 shares of Sunair common stock and all such shares are beneficially owned directly by Mr. Herman.

In connection with the transaction, Shirley Uricho has resigned as a director and has been replaced by Mr. Herman who will also serve as Chairman of the Board. Other board members will remain in office. Mr. Herman has agreed that two current directors will remain on the board during 2004 and one will continue during 2005. There is no plan to change current management although changes may be made in the future.

The press release announcing the completion of the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) EXHIBITS.

Exhibit No	Description

99.1	Press Release dated November 13, 2003

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNAIR ELECTRONICS, INC

By: /s/ Synnott B. Durham

Synnott B. Durham Chief Financial Officer and Treasurer

November 18, 2003

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Exhibit Index

Exhibit No	Description

99.1	The press release of Registrant dated November 13, 2003

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